                                  SCHEDULE 14C
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                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                            NEW ENGLAND FUNDS TRUST I
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


                        NEW ENGLAND STAR ADVISERS FUND
                       NEW ENGLAND STAR WORLDWIDE FUND

                            INFORMATION STATEMENT

    This information statement is being furnished by the Board of Trustees of New England Funds Trust I (the "Trust") to the shareholders of New England Star Advisers Fund (the "Star Advisers Fund") and New England Star Worldwide Fund (the "Star Worldwide Fund") (each a "Fund" and together, the "Funds"), each a series of the Trust. This information statement is being mailed on or about June 18, 1998 to all the Funds' shareholders of record as of May 18, 1998. A copy of each Fund's Annual Report dated December 31, 1997 may be obtained without charge by writing to New England Funds, L.P. ("NEF") at 399 Boylston Street, Boston, Massachusetts 02116, or by calling (800) 225-5478.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION
    The Star Advisers Fund and the Star Worldwide Fund are multi-manager mutual funds. New England Funds Management, L.P. ("NEFM") acts as adviser to the Funds. The portfolio of the Star Advisers Fund is divided into four segments, each of which is managed by a different money management firm, each as sub-adviser to NEFM. The portfolio of the Star Worldwide Fund is divided into five segments, each of which is managed by a different money management firm, except that two of the segments are managed by the same money management firm, each as sub-adviser to NEFM. Prior to April 1, 1998, Founders Asset Management, Inc. ("Founders") managed one of the segments of each Fund (each a "Segment" and together, the "Segments") pursuant to separate sub-advisory agreements dated August 30, 1996 (each a "Previous Sub-Advisory Agreement" and together, the "Previous Sub-Advisory Agreements") by and between Founders and NEFM. On April 1, 1998, Founders Asset Management LLC ("New Founders"), a 90%- owned indirect subsidiary of Mellon Bank, N.A. ("Mellon") and surviving entity of a merger (the "Merger") between Founders and New Founders (as described below under "The Merger"), began managing each Segment pursuant to new sub-advisory agreements between NEFM and New Founders dated April 1, 1998 (each a "New Sub-Advisory Agreement" and together, the "New Sub-Advisory Agreements").

    As required by the Investment Company Act of 1940 (the "1940 Act"), each Previous Sub-Advisory Agreement provided for automatic termination in the event of its "assignment." Because the Merger represented an ownership and control change of Founders, it constituted an "assignment" under the 1940 Act and thus terminated the Previous Sub-Advisory Agreements.

    The 1940 Act generally provides that an investment adviser or sub-adviser to a mutual fund may act as such only pursuant to a written contract which has been approved by a vote of the fund's shareholders, as well as by a vote of a majority of the trustees of the fund who are not parties to such contract or interested persons of any party to such contract. The Trust and NEFM, however, have received from the Securities and Exchange Commission an exemption from the shareholder approval voting requirement in certain circumstances (the "SEC Exemption"). Under the SEC Exemption, NEFM is permitted, under specified conditions, to enter into new and amended sub-advisory agreements for the management of the portfolio of a Fund or a segment thereof, including agreements with new sub-advisers and agreements with existing sub-advisers if there is a material change in the terms of the sub-advisory agreement or if there is an "assignment," as defined in the 1940 Act, or other event causing termination of the existing sub-advisory agreement, without obtaining the approval of such Fund's shareholders of such new or amended sub-advisory agreement. Such agreements must nevertheless be approved by the Trust's Board of Trustees, in accordance with the requirements of the 1940 Act. One of the conditions of the SEC Exemption is that within 90 days after entering into a new or amended sub-advisory agreement without shareholder approval, such Fund must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. In accordance with the SEC Exemption, the Trust is furnishing this information statement to each Fund's shareholders in order to provide information regarding the Merger and the New Sub-Advisory Agreements with New Founders.

THE MERGER
    Under an Agreement and Plan of Reorganization dated December 11, 1997, as amended (the "Merger Agreement"), by and among Mellon, Founders, New Founders and Bjorn K. Borgen, the Chairman, Chief Executive Officer, sole director and controlling shareholder of Founders, Founders agreed to merge into New Founders, a newly-created, wholly-owned indirect subsidiary of Mellon. On April 1, 1998, pursuant to the Merger Agreement, Founders merged into New Founders and thereafter ceased to exist as a separate entity. New Founders, the surviving entity, assumed all of Founder's assets, liabilities, business, personnel and operations upon the consummation of the Merger. The shareholders of Founders received a total of $270 million from Mellon in consideration for their Founders shares. Following the Merger, a group of Founders' executives and portfolio managers purchased an aggregate 10% equity interest in New Founders. Mr. Borgen is not a shareholder, director or officer of New Founders.

    Except as described above, the Merger did not change the management or operations of Founders, nor any of the personnel managing the Segments or the other services or business activities relating to the Segments. Senior members of the Founders management team and other key Founders employees continue to be responsible for managing the day-to-day affairs of New Founders as employees of New Founders under written agreements. New Founders does not believe that the Merger caused or will cause any reduction in the quality of services now provided to each Fund, or have any adverse effect on New Founders' ability to fulfill its obligations relating to the Funds.

ADVISORY AGREEMENTS
    NEFM has acted as the Star Worldwide Fund's adviser since the Fund's inception on December 29, 1995, and currently acts as the Fund's adviser pursuant to an advisory agreement dated August 30, 1996 (the "Star Worldwide Advisory Agreement"). The Star Worldwide Fund's initial shareholder approved the Star Worldwide Advisory Agreement on December 29, 1995. The purpose of the submission of this agreement for shareholder approval at such time was for its initial approval upon the Star Worldwide Fund's inception and the approval of its continuance following the change in control of NEFM in connection with the merger of NEFM's former parent company, New England Mutual Life Insurance Company, with and into Metropolitan Life Insurance Company ("MetLife"), with MetLife as the surviving company, which merger was consummated on August 30, 1996 (the "MetLife Merger"). The Trustees of the Trust, at a meeting held on May 9, 1997, approved the Star Worldwide Advisory Agreement's continuation for a one-year period beginning on June 1, 1997.

    NEFM has acted as the Star Advisers Fund's adviser since January 2, 1996, and currently acts as the Star Advisers Fund's adviser pursuant to an advisory agreement dated August 30, 1996, as amended May 9, 1997 (the "Star Advisers Advisory Agreement" and together with the Star Worldwide Advisory Agreement, the "Advisory Agreements"). (Prior to January 2, 1996, New England Investment Companies, L.P. (now known as Nvest, L.P.) ("NEIC") acted as the Star Advisers Fund's adviser.) The Star Advisers Fund's shareholders last approved the Star Advisers Advisory Agreement on December 28, 1995. The purpose of the submission of this agreement for shareholder approval at such time was for its initial approval and to approve its continuation following the MetLife Merger. The Trustees of the Trust, at a meeting held on May 9, 1997, approved an amendment to the Star Advisers Advisory Agreement to reduce the management fees payable by the Star Advisers Fund thereunder and approved the continuation of the Star Advisers Advisory Agreement, as so amended, for a one-year period beginning on June 1, 1997.

    Under the Advisory Agreements, NEFM has overall advisory and administrative responsibility with respect to the Funds. The Advisory Agreements also provide that NEFM will, subject to NEFM's rights to delegate such responsibilities to third parties, provide to the Funds both (1) portfolio management services (defined to mean managing the investment and reinvestment of the assets of the Funds, subject to the supervision and control of the Trustees of the Trust) and (2) administrative services (defined to mean furnishing or paying the expenses of the Funds for office space, facilities and equipment, services of executive and other personnel of the Trust and certain other administrative and general management services). Under the Star Advisers Advisory Agreement, a management fee is payable by the Star Advisers Fund to NEFM at the annual rate of 1.05% of the first $1 billion of the Fund's average daily net assets and 1.00% of such assets in excess of $1 billion. Prior to May 9, 1997, the Star Advisers Advisory Agreement provided for a management fee payable by the Star Advisers Fund to NEFM at the annual rate of 1.05% of the Fund's average daily net assets. For the fiscal year ended December 31, 1997, the aggregate management fee paid by the Star Advisers Fund to NEFM under that Fund's Advisory Agreement was $4,960,311. Under the Star Worldwide Advisory Agreement, a management fee is payable by the Star Worldwide Fund to NEFM at the annual rate of 1.05% of the Fund's average daily net assets. For the fiscal year ended December 31, 1997, the aggregate management fee paid by the Star Worldwide Fund to NEFM under that Fund's Advisory Agreement was $864,011.

PREVIOUS SUB-ADVISORY AGREEMENTS
    NEFM has delegated its responsibility under the Star Advisers Advisory Agreement and the Star Worldwide Advisory Agreement to provide portfolio management services to each Fund to four sub-advisers and to five sub-advisers, respectively. NEFM delegated responsibility for managing the assets of the Segment of each Fund pursuant to the Previous Sub-Advisory Agreements. (Prior to January 2, 1996, Founders managed the assets of each Segment pursuant to sub-advisory agreements between Founders and NEIC.) Each Previous Sub-Advisory Agreement required Founders to manage the investment and reinvestment of the assets of the relevant Segment, subject to the supervision of NEFM. Under the terms of each Previous Sub-Advisory Agreement, Founders was authorized to effect portfolio transactions for the relevant Segment, using its own discretion and without prior consultation with NEFM. Founders was also required to report periodically to NEFM and the Trustees of the Trust.

    Under the Previous Sub-Advisory Agreement relating to the Star Advisers Fund, Founders was entitled to receive from NEFM (and not from the Fund) a sub-advisory fee at the annual rate of 0.55% of the first $50 million of the average daily net assets of the Star Advisers Fund's Segment, 0.50% of the next $200 million of such assets and 0.475% of such assets in excess of $250 million. For the fiscal year ended December 31, 1997, the aggregate sub-advisory fee paid by NEFM to Founders under the Previous Sub-Advisory Agreement for the Star Advisers Fund was $1,263,834. Under the Previous Sub-Advisory Agreement relating to the Star Worldwide Fund, Founders was entitled to receive from NEFM (and not from the Fund) a sub-advisory fee at the annual rate of 0.65% of the first $50 million of the average daily net assets of the Star Worldwide Fund's Segment, 0.60% of the next $50 million of such assets and 0.55% of the excess of $100 million of such assets. For the fiscal year ended December 31, 1997, the aggregate sub-advisory fee paid by NEFM to Founders under the Previous Sub-Advisory Agreement for the Star Worldwide Fund was $291,060.

    The Previous Sub-Advisory Agreements were approved by the Star Advisers Fund's shareholders on December 28, 1995 and by the Star Worldwide Fund's initial shareholder on December 29, 1995, respectively. The purpose of the submission of the Previous Sub-Advisory Agreements for shareholder approval at such time was for their initial approval and to approve their continuation following the MetLife Merger. At a meeting held on May 9, 1997, the Trustees of the Trust approved the continuation of each Previous Sub-Advisory Agreement for a one-year period beginning June 1, 1997.

NEW SUB-ADVISORY AGREEMENTS
    Like the Previous Sub-Advisory Agreements with respect to Founders, each New Sub-Advisory Agreement requires New Founders to manage the investment and reinvestment of the assets of the relevant Segment, subject to the supervision of NEFM. Under the terms of each New Sub-Advisory Agreement, New Founders is authorized to effect portfolio transactions for the relevant Segment, using its own discretion and without prior consultation with NEFM. New Founders is also required to report periodically to NEFM and the Trustees of the Trust.

    Each New Sub-Advisory Agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the relevant Fund, and (ii) by vote of a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Trust, NEFM or New Founders, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to either New Sub-Advisory Agreement must be approved by NEFM and New Founders, and, if required by law, by vote of a majority of the outstanding voting securities of the relevant Fund and by vote of a majority of Trustees of the Trust who are not such interested persons, cast in person at a meeting called for the purpose of voting on such approval. The New Sub-Advisory Agreements were approved by the Trustees of the Trust at a meeting held on January 29, 1998.

    Each New Sub-Advisory Agreement may be terminated without penalty by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the relevant Fund, upon sixty days' written notice, or by New Founders or NEFM upon sixty days' written notice, and each will terminate automatically in the event of its assignment. Each New Sub-Advisory Agreement will automatically terminate if the Advisory Agreement for the relevant Fund is terminated. Like the Previous Sub-Advisory Agreements with respect to Founders, the New Sub-Advisory Agreements provide that New Founders will not be subject to any liability for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connection with, or arising out of any service to be rendered under the New Sub-Advisory Agreements, except by reason of New Founders' willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard by New Founders of its obligations and duties.

    As compensation for its services under each New Sub-Advisory Agreement, New Founders is entitled to receive from NEFM sub-advisory fees calculated at the same rate as those payable to Founders under the respective Previous Sub-Advisory Agreement described above.

    Each Previous Sub-Advisory Agreement by its terms terminated upon the Merger, since the Merger constituted a change of control of Founders for purposes of the 1940 Act. Because of this, the Trustees of the Trust approved the New Sub-Advisory Agreements, which became effective on April 1, 1998 upon the consummation of the Merger. The New Sub-Advisory Agreements are substantially identical to the Previous Sub-Advisory Agreements, except for their dates and except that references to Founders have been changed to references to New Founders.

    The Trustees of the Trust believe that the terms of each New Sub-Advisory Agreement are fair to, and in the best interest of, the relevant Fund and its shareholders.

    In evaluating the New Sub-Advisory Agreements, the Trustees of the Trust considered the fact that the Previous Sub-Advisory Agreements and the New Sub-Advisory Agreements are substantially identical to each other, including the terms relating to the services to be provided and the fees that were payable by NEFM to Founders or New Founders thereunder. The Trustees considered the performance of Founders in providing services to the Segment, and the skills and capabilities of the personnel of Founders.

    The Trustees of the Trust reviewed material furnished by Founders and Mellon. Those materials include information regarding Founders, New Founders, Mellon, their respective affiliates and their personnel, operations and financial condition and the terms of the Merger and the possible effects of the Merger on the Funds and the shareholders of the Funds. It was represented to the Trustees that Founders and Mellon believed that the operations of the Funds and the capability of New Founders to provide services to the Segments would not be adversely affected by the Merger and could be enhanced from the resources of Mellon, although there could be no assurance as to any particular benefits that may result.

    In approving the New Sub-Advisory Agreements, the Trustees of the Trust carefully evaluated the experience of Founders' key personnel in portfolio management (all of whom continue to be employed by New Founders following the consummation of the Merger), the arrangements made to secure the continued service of the key personnel in portfolio management and the high quality of services New Founders is expected to continue to provide to the Segments, and gave careful consideration to all factors deemed to be relevant to the Funds, including, but not limited to: (1) the performance of the Segments since the Funds' commencement of operations; (2) the research-intensive nature and quality of the services rendered to the Segments; (3) the importance of such research and services to the fulfillment of the particular investment objective of the Funds and the investment policies of the Segments; (4) that the compensation payable to New Founders by NEFM under each New Sub-Advisory Agreement is at the same rate as the compensation payable by NEFM to Founders under each respective Previous Sub-Advisory Agreement; (5) that the material terms of each New Sub-Advisory Agreements are unchanged from the terms of each respective Previous Sub-Advisory Agreement; (6) the reputation, qualification and background of Founders (now New Founders) and Mellon and their respective financial conditions; (7) the commitment of New Founders to pay or reimburse the Funds for the expenses incurred in connection with the Merger so that shareholders of the Funds would not bear those expenses; (8) the benefits expected to be realized as a result of New Founders' affiliation with Mellon, including the resources of Mellon that could be available to New Founders; (9) Founders' brokerage policies and practices, as described below (all of which have been adopted by New Founders); and (10) other factors they deemed relevant.

    Founders and Mellon both advised the Trustees of the Trust that they expect that there will be no diminution in the scope and quality of sub-advisory services provided to the Segments as a result of the Merger. Accordingly, the Trustees of the Trust believe that the Segments should continue to receive services under the New Sub-Advisory Agreements comparable to those they received under the Previous Sub-Advisory Agreements.

BROKERAGE POLICIES
    It is the policy of New Founders, in effecting transactions in portfolio securities for the Segments, to seek the best execution of orders at the most favorable prices. The determination of what may constitute best execution in a securities transaction involves a number of judgmental considerations, including, without limitation, the overall direct net economic result to the Segment (involving both price paid or received and any commissions and other costs), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, the availability of the broker to stand ready to execute possibly difficult transactions for the Segment in the future, and the financial strength and stability of the broker.

    Subject to the policy of seeking best execution of orders at the most favorable prices, New Founders may execute transactions with brokerage firms which provide research services and products to New Founders. The phrase "research services and products" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, the availability of securities or purchasers or sellers of securities, the furnishing of analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts and the obtainment of products such as third party publications, computer and electronic access equipment, software programs and other information and accessories that may assist New Founders in furtherance of its investment advisory responsibilities to its clients. Such services and products permit New Founders to supplement its own research and analysis activities, and provide it with information from individuals and research staffs of many securities firms. Generally, it is not possible to place a dollar value on the benefits derived from specific research services and products. New Founders may receive a benefit from these research services and products which is not passed on to the Segments in the form of a direct monetary benefit. If New Founders determines that any research product or service has a mixed use, such that it also serves functions that do not assist in the investment decision-making process, New Founders will allocate in good faith the cost of such service or product accordingly. The portion of the product or service that New Founders determines will assist it in the investment decision-making process may be paid for in brokerage commission dollars. The non-research portion of the product or service must be paid for in hard dollars from New Founders. Any such allocation may create a conflict of interest for New Founders.

    The amount of brokerage given to a particular broker-dealer is not made pursuant to any agreement or commitment with any of the selected broker-dealers that would bind New Founders to compensate the selected broker-dealer for research provided. However, New Founders maintains an internal allocation procedure to identify those broker-dealers which have provided it with research and endeavors to direct sufficient commissions to them to ensure continued receipt of research New Founders believes is useful.

    Research services and products obtained by New Founders from brokers who execute portfolio transactions for the Segments may be useful to New Founders in providing investment advice to any of the clients it advises. Likewise, information made available to New Founders from brokers effecting securities transactions for other clients may be utilized on behalf of the Segments. Thus, there may be no correlation between the amount of brokerage commissions generated by a particular client and the indirect benefits received by client.

    Subject to the policy of seeking the best execution of orders at the most favorable prices and to such policies as the Board of Trustees of the Trust may establish from time to time, sales of shares of the Funds may also be considered as a factor in the selection of brokerage firms to execute portfolio transactions for the Segments.

    Because selection of executing brokers is not based solely on net commissions, the Segments may pay an executing broker a commission higher than that which might have been charged by another broker for that transaction. New Founders will not knowingly pay higher mark-ups on principal transactions to brokerage firms as consideration for receipt of research services or products. While it is not practicable for New Founders to solicit competitive bids for commissions on each portfolio transaction, consideration is regularly given to available information concerning the level of commissions charged in comparable transactions by various brokers. Transactions in over-the-counter securities are normally placed with principal market makers, except in circumstances where, in the opinion of New Founders, better prices and execution are available elsewhere.

    Subject to the policy of obtaining the best possible execution of orders at the most favorable prices, New Founders may allocate brokerage transactions to affiliated brokers. In order for the affiliated broker to effect portfolio transactions for the Segments, the commissions, fees or other remuneration received by the affiliated broker must be reasonable and fair compared to the commissions, fees and other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period. Furthermore, the Trustees of the Trust, including a majority of those Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, have adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to an affiliated broker are consistent with the foregoing standard.

INFORMATION ABOUT THE TRUST
    The Trust is a diversified, open-end management investment company organized in 1985 as a business trust under the laws of Massachusetts. The Trust is a series type company with twelve investment portfolios. The Funds are two of those portfolios. The address of the Trust is 399 Boylston Street, Boston, Massachusetts 02116.

INFORMATION ABOUT MELLON
    Mellon is a subsidiary of Mellon Bank Corporation ("MBC"), a publicly owned multibank holding company incorporated under Pennsylvania law in 1971 and registered under the Federal Bank Holding Company Act of 1956, as amended. Mellon and MBC are located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258. MBC provides a comprehensive range of financial products and services in domestic and selected international markets. MBC's banking subsidiaries are located in Pennsylvania, Massachusetts, Delaware, Maryland, New Jersey and Florida while other subsidiaries are located in key business centers throughout the United States and abroad. MBC currently ranks among the nation's largest bank holding companies based on market capitalization.

    MBC's principal wholly-owned subsidiaries are Mellon, The Boston Company, Inc., Mellon Bank (DE) National Association, Mellon Bank (MD) National Association, and a number of companies known as Mellon Financial Services Corporation. MBC also owns a federal savings bank headquartered in Pennsylvania, Mellon Bank, F.S.B. The Dreyfus Corporation ("Dreyfus"), one of the nation's largest mutual fund companies, is a wholly-owned subsidiary of Mellon. MBC's banking subsidiaries engage in retail financial services, commercial banking, trust and investment management services, residential real estate loan financing, mortgage servicing, equipment leasing, mutual fund activities and various securities-related activities. Through its subsidiaries, MBC managed more than $300 billion in assets as of December 31, 1997. As of December 31, 1997, various subsidiaries of MBC provided non-investment services, such as custodial or administration services, for approximately $1.5 trillion in assets.

INFORMATION ABOUT NEW FOUNDERS
    New Founders was organized as a Delaware limited liability company on November 26, 1997. The management board of New Founders consists of:
Christopher M. Condron, Chairman, who is also Vice Chairman and Chief Operating Officer of MBC and President, Chief Executive Officer and Chief Operating Officer of Dreyfus, 200 Park Avenue, New York, New York 10166; Jonathan F. Zeschin, who was President and Chief Operating Officer of Founders prior to the Merger and is now President and Chief Executive Officer of New Founders, 2930 East Third Avenue, Denver, Colorado 80206; Gregory P. Contillo, who was Senior Vice President-Institutional Marketing of Founders and is now Senior Vice President and Chief Marketing Officer of New Founders; Stephen E. Canter, Vice Chairman and Chief Investment Officer of Dreyfus; Michael W. Gerding, who was Vice President-Investments of Founders and now is Senior Vice President-Investments of New Founders, and who is the portfolio manager of the Star Worldwide Fund Segment; Lawrence S. Kash, Vice Chairman-Distribution of Dreyfus and W. Keith Smith, Senior Vice Chairman of MBC and Mellon, and Chairman of Dreyfus and The Boston Company.

    New Founders acts as investment adviser (or, where indicated, as sub-adviser) to the following other mutual funds which have a similar objective to that of the Star Advisers Fund:

                                                   ANNUAL MANAGEMENT            APPROXIMATE
                                                   (OR SUB-ADVISORY)          NET ASSETS AS OF
                                                  FEE RATE (AS A % OF          MARCH 31, 1998
FUND                                                  NET ASSETS)               ($ MILLIONS)
----                                          ----------------------------    ----------------
                                              1.00% to $30 million;
                                              0.75% next $270 million;
                                              0.70% next $200 million;
Founders Growth Fund                          0.65% thereafter                    $2,113.0
                                              0.45% to $200 million;
Manufacturers Investment Trust -- Growth      0.35% next $300 million;
  Trust(1)                                    0.30% thereafter                      $210.3
                                              0.50% to next $50 million
                                              0.45% next $150 million
North American Funds -- Growth Equity         0.425% next $300 million
Fund(1)                                       0.40% thereafter                       $29.8

--------------
(1) With respect to these funds, for which New Founders acts as sub-adviser, the sub-advisory fee is paid by the fund's investment adviser out of its management fee, not by the fund directly.

    New Founders acts as investment adviser or sub-adviser to the following other mutual funds which have a similar objective to that of the Star Worldwide Fund:

                                                   ANNUAL MANAGEMENT            APPROXIMATE
                                                   (OR SUB-ADVISORY)          NET ASSETS AS OF
                                                  FEE RATE (AS A % OF          MARCH 31, 1998
FUND                                                  NET ASSETS)               ($ MILLIONS)
----                                          ----------------------------    -----------------
                                              1.00% to $250 million;
                                              0.780% next $250 million;
Founders International Equity Fund(1)         0.70% thereafter                     $18.5
                                              1.00% to $250 million;
                                              0.80% next $250 million;
Founders Worldwide Growth Fund                0.70% thereafter                    $333.7
                                              0.60% to $50 million; 0.55%
                                              next $150 million; 0.45%
Manufacturers Investment Trust -- Worldwide   next $300 million; 0.35%
Growth Trust(2)                               thereafter                           $30.2

--------------
(1) New Founders is continuing the practice of voluntarily reimbursing certain expenses of this Fund to the extent they exceed 1.80% of the Fund's average net assets, as undertaken by Founders on July 1, 1997.
(2) With respect to this fund, for which New Founders acts as sub-adviser, the sub-advisory fee is paid by the fund's investment adviser out of its management fee, not by the fund directly.

INFORMATION ABOUT NEFM
    NEFM is a limited partnership. Its sole general partner, NEF Corporation, is a wholly-owned subsidiary of NEIC Holdings, Inc. ("NEIC Holdings"), which is a wholly-owned subsidiary of Nvest Companies, L.P. ("Nvest Companies"). The managing general partner of Nvest Companies is Nvest Corporation. The advising general partner of Nvest Companies is Nvest, L.P. ("Nvest"). NEF Corporation is the sole general partner of NEF, which is the principal underwriter for the Fund. Nvest Companies owns the entire limited partnership interest in each of NEF and NEFM. The sole general partner of Nvest is Nvest Corporation. Nvest Corporation is a wholly-owned subsidiary of MetLife New England Holdings, Inc., which is in turn a wholly-owned subsidiary of Metropolitan Life Insurance Company ("MetLife"). MetLife owns, directly and indirectly, approximately 47% of the outstanding limited partnership interests in Nvest Companies.

    The principal executive officer of NEF and NEFM is Henry L.P. Schmelzer, who is the President and a Trustee of the Trust and whose principal occupation is his positions with NEF and NEFM. The address of NEF, NEFM, NEF Corporation, NEIC Holdings, Nvest, Nvest Companies, Nvest Corporation and Mr. Schmelzer is 399 Boylston Street, Boston, Massachusetts 02116. The address of MetLife New England Holdings, Inc. and MetLife is One Madison Avenue, New York, New York 10010.

CERTAIN PAYMENTS TO AFFILIATES
    In addition to paying management fees to NEFM, the Fund compensates NEF (an affiliate of NEFM) for providing various services to the Fund and its shareholders. For the fiscal year ended December 31, 1997, these payments for the Star Advisers Fund amounted to $2,001,046 for transfer services, $967,853 for service and distribution (12b-1) fees for Class A shares, $4,220,821 for service and distribution (12b-1) fees for Class B shares, $875,440 for service and distribution (12b-1) fees for Class C shares and $130,709 for the provision of certain legal and accounting services. In addition, NEF received from the Star Advisers Fund's shareholders $3,121,649 in sales charges (including contingent deferred sales charges in Class A & B shares. For the fiscal year ended December 31, 1997, these payments for the Star Worldwide Fund amounted to $640,111 for transfer services, $261,743 for service and distribution (12b-1) fees for Class A shares, $1,037,171 for service and distribution (12b-1) fees for Class B shares, $241,823 for service and distribution (12b-1) fees for Class C shares and $43,566 for the provision of certain legal and accounting services. In addition, NEF received from the Star Worldwide Fund's shareholders $1,205,472 in sales charges (including contingent deferred sales charges in Class A & B shares. The arrangements for each Fund will not be affected in any way by the New Sub-Advisory Agreements.

    During the fiscal year ended December 31, 1997, the Star Advisers Fund paid brokerage commissions of $0 on portfolio transactions to Harris Associate Securities L.P., an affiliate of NEFM. During that period, Harris Associates L.P., a subsidiary of NEIC, was the sole limited partner of Harris Associates Securities L.P. During the fiscal year ended December 31, 1997, the Star Worldwide Fund paid brokerage commissions of $31,747 on portfolio transactions to Harris Associate Securities L.P., an affiliate of NEFM. The amount represents roughly 1% of the total brokerage commissions paid by the Fund during that fiscal year. During that period, Harris Associates L.P., a subsidiary of Nvest Companies, was the sole limited partner of Harris Associates Securities L.P.

OTHER INFORMATION
    The following persons are both (1) Trustees or officers of the Trust and
(2) officers or employees of NEFM (or officers or directors of that firm's corporate general partner): Henry L.P. Schmelzer, Bruce Speca, Frank Nesvet and John Pelletier. In addition, Peter S. Voss, President and Chief Executive Officer of Nvest Companies and Nvest, L.P., is a Trustee and an officer of the Trust.

    As of May 18, 1998, to the Trust's knowledge, the following persons owned of record or beneficially more than 5% of the outstanding shares of the indicated class of the Star Advisers Fund:

                                                     NUMBER OF
    CLASS                SHAREHOLDERS                OF SHARES      PERCENT
    -----                ------------                ---------      -------
      Y       New England Mutual                     1,328,172       65.26%
                Life Insurance Co.
              Separate Investment Accts.
              501 Boylston Street
              Boston, MA 02116

              Metropolitan Life Insurance Co.          315,798       15.52%
              c/o GADC/GERALD AGENCY
              501 Boylston Street
              Boston, MA 02116

              New England Life Insurance Co.           300,649       14.77%
              501 Boylston Street
              Boston, MA 02116

    As of May 18, 1998, to the Trust's knowledge, there were no persons who owned of record or beneficially more than 5% of the outstanding shares of any class of the Star Worldwide Fund:

    As of May 18, 1998, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the each Fund.

                                     [Logo]
                              NEW ENGLAND FUNDS(R)
                          Where The Best Minds Meet(R)

--------------------------------------------------------------------------------



June 1998


Dear New England Funds Shareholder:

As you may know, Founders Asset Management is one of the subadvisers of New England Star Advisers Fund and New England Star Worldwide Fund. On April 1, 1998, Founders merged with Mellon Bank, N.A., one of the nation's largest banks. Given Founders' management style and strong performance record, the firm will continue to manage a segment of these two Star funds. In addition, the merger will have no effect on your New England Funds account.

As a result of the change in ownership, New England Funds' Board of Trustees has signed a new subadvisory agreement with Founders in accordance with the regulations that govern the mutual fund industry. Under the new agreement, management of the Founders' segments of the Funds will continue uninterrupted, and with no change in management fee.

The enclosed Information Statement explains the merger in greater detail. If you have any questions, please consult your financial representative, or call New England Funds toll-free at 800-225-5478.

    Sincerely,

/s/ Henry L.P. Schmelzer

    Henry L.P. Schmelzer
    President


          New England Funds, L.P., Distributor o 399 Boylston Street,
                           Boston, Massachusetts 02116
                           http:/www.mutualfunds.com